INVESTMENT MANAGEMENT CONTRACT

THIS CONTRACT made effective as of the 1st day of September, 2006, by and between Surgeons Asset Management, LLC (the "Manager"), a Delaware limited liability company, and Surgeons Diversified Investment Fund (the "Trust"), an Ohio business trust.

WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), and is currently authorized to issue separate series of shares, each having its own investment objective, policies and restrictions, all as more fully described in the prospectus and the statement of additional information constituting parts of the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the Act (the "Registration Statement"); and

WHEREAS, the Trust proposes to engage in the business of investing and reinvesting the assets of each of its series in securities ("the portfolio assets") of the type and in accordance with the limitations specified in the Trust's Agreement and Declaration of Trust, as amended from time to time (the "Declaration") and Registration Statement, and any representations made in its prospectus and statement of additional information, all in such manner and to such extent as may from time to time be authorized by the Trustees; and

WHEREAS, the Declaration established Surgeons Diversified Investment Fund (the "Fund") as a series of the Trust, and the Fund wishes to employ the Manager to manage the investment and reinvestment of the Fund's portfolio assets as above specified and, without limiting the generality of the foregoing, to provide management and other services specified below.

NOW, THEREFORE, the parties agree as follows:

1.   The  Trust  hereby  appoints  the  Manager  to  supervise  and  direct  the
     investments   of  and  for  the  Fund   and  as  the   Fund's   agent   and
     attorney-in-fact. In providing the services and assuming the obligations set forth herein, the Manager may, at its sole expense, employ one or more subadvisers for the Fund. Any agreement between the Manager and a subadviser shall be subject to the renewal, termination and amendment provisions set forth herein. The Manager (directly or through subadvisers) undertakes to provide the following services and to assume the following obligations and shall have full discretionary and exclusive power and authority to: establish, maintain and trade in brokerage accounts for and in the name of the Fund, and to buy, sell and trade in all stocks, bonds and other assets of the Fund. The Manager hereby accepts such appointment and agrees to manage the portfolio assets (or cause all subadvisers to manage the portfolio assets) in a manner consistent with the investment objective, policies and restrictions of the Fund and with applicable law.



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2.   Unless  advised by the Trustees of the Trust of an  objection,  the Manager
     (directly or through one or more subadvisers) may direct that a portion of the brokerage commissions that may be generated by the Fund be applied to payment for brokerage and research services. Brokerage and research services furnished by brokers may include, but are not limited to, written information and analyses concerning specific securities, companies or sectors; market, financial and economic studies and forecasts as well as discussions with research personnel; financial publications; and statistic and pricing services utilized in the investment management process. Brokerage and research services obtained by the use of commissions arising from the Fund's portfolio transactions may be used by the Manager (or a subadviser) in its other investment activities. In selecting brokers and negotiating commission rates, the Manager/subadviser(s) will take into account the financial stability and reputation of brokerage firms and the brokerage, execution and research services provided by such brokers. The benefits which the Fund may receive from such services may not be in direct proportion to the commissions generated by the Fund. The Trust acknowledges that since commission rates are generally negotiable, selecting brokers on the basis of considerations which are not limited to applicable commission rates may result in higher transaction costs that would otherwise be obtainable.

3. The Manager and/or the subadviser(s) may bunch orders for the Fund with orders for the same security for other accounts managed by the Manager, a subadviser or its affiliates. In such instances, the Fund will be charged the average price per unit for the security in any such transaction and will receive the average price of the security in the bunched transaction. Complete records of such transactions will be maintained by the Manager and the respective subadvisers and will be made available to the Trust upon request.

4. The Manager shall report or shall cause the subadvisers to report to the Board of Trustees at each meeting thereof all changes in the portfolio assets since the prior report, and will also keep the Trustees informed of important developments affecting the portfolio assets, and on the Manager's own initiative will furnish the Trustees from time to time with such information as the Manager may believe appropriate for this purpose, or other information as the Trustees may reasonably request, whether concerning the individual issuers whose securities are included in the portfolio assets, the industries in which they engage, or the conditions prevailing in the economy generally. The Manager will also furnish the Trustees with such statistical and analytical information with respect to the portfolio assets as the Manager may believe appropriate or as the Trustees reasonably may request. In making purchases and sales of the portfolio assets, the Manager will bear in mind and will cause all subadvisers to adhere to the policies set from time to time by the Board of Trustees, as well as the limitations imposed by the Trust's Declaration, and the Trust's Registration Statement, in each case as amended from time to time, the limitations in the Act and of the Internal Revenue Code of 1986, as


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

     amended, in respect of regulated investment companies and the investment objective, policies, practices, and restrictions applicable to the Fund or its portfolio assets.

5. The Manager shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Manager against any liability to the Fund or to its beneficial interest holders to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of the Manager's reckless disregard of its obligations and duties hereunder. It is understood that the Manager and/or the subadvisers may perform various investment advisory and managerial services for others, and the Trust agrees that the Manager and all subadvisers may give advice and take action in the performance of its or their duties with respect to others which may differ from advice given or action taken with respect to the Fund. Nothing contained herein shall in any way constitute a waiver or limitation of any rights which the Fund or its shareholders may have under common law, or any federal or state securities laws.

6. This Contract shall become effective on the date set forth above and shall remain in effect for an initial term of two years and shall continue in effect from year to year thereafter so long as its continuance is specifically approved at least annually by the Board of Trustees or by a vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund, and, in either case, by a vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trust's Trustees who are not parties to this Contract or interested persons, as defined in the Act, of any party to this Contract, and provided further, however, that if the continuation of this Contract is not approved, the Manager may continue to render to the Fund the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this Contract, it shall supersede all previous agreements between the parties covering the subject matter hereof. This Contract may be terminated at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund, or by a vote of the Board of Trustees on 60 days' written notice to the Manager, or by the Manager on 60 days' written notice to the Trust.

7. This Contract shall not be amended unless such amendment is approved by vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trust's Trustees who are not parties to this Contract or interested persons, as defined in the Act, of any party to this Contract (other than as Trustees of the Trust), and, if required by law, by vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund.



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8.   This  Contract  may not be  assigned  by the  Manager  and shall  terminate automatically in the event of any assignment by the Manager. The term "assignment" as used in this paragraph shall have the meaning ascribed thereto by the Act and any regulations or interpretations of the Commission thereunder.

9. If the Manager ceases to act as Manager to the Fund, or, in any event, if the Manager so requests in writing, the Trust agrees to take all necessary action to change the names of the Trust and the Fund to a name not including the term "Surgeons." The Manager may from time to time make available without charge to the Trust for its use such marks or symbols owned by or licensed to the Manager (or its affiliates), including marks or symbols containing the term "Surgeons," "The American College of Surgeons," or any variation thereof, as the Manager may consider appropriate. Any such marks or symbols so made available will remain the property of the Manager (or its affiliates), and it or they shall have the right, upon notice in writing, to require the Trust to cease the use of such mark or symbol at any time.

10. The Fund shall pay the Manager an investment advisory fee equal to 1.00% per annum of the average daily net assets of the Fund. The investment advisory fee will be paid monthly. The Manager's compensation for the period from the date hereof through the last day of the month of the effective date hereof will be prorated based on the proportion that such period bears to the full month. The Manager reserves the right to waive all or any part of its fee. In the event of any termination of this Contract, the Manager's compensation will be calculated on the basis of a period ending on the last day on which this Contract is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period. The Manager only will pay all fees with respect to any subadviser, and the Trust shall not be obligated to any subadviser in any manner with respect to the compensation of such subadviser.

11. Unless otherwise agreed to in writing by the parties, the Fund shall be responsible and hereby assumes the obligation for payment of all of its expenses, including: (a) payment to the Manager of the fee provided for in the foregoing paragraph; (b) custody, transfer and dividend disbursing expenses; (c) fees of Trustees who are not interested persons (as defined in Section 2(a)(19) of the Act); (d) legal and auditing expenses; (e) clerical, accounting and other office costs; (f) the cost of personnel providing services to the Fund; (g) costs of printing the Fund's prospectuses and shareholder reports for existing shareholders; (h) cost of maintenance of the Fund's corporate existence; (i) interest charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies; (k) expenses and fees related to registration and filing with the Commission and with state regulatory authorities; and (l) such promotional, shareholder servicing and other expenses as may be contemplated by one or more effective plans pursuant to Rule 12b-1 under the


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     Act or one or more effective non-Rule 12b-1 shareholder servicing plans, in each case provided, however, that the Fund's payment of such promotional, shareholder servicing and other expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan or plans.

12. Except to the extent necessary to perform the Manager's obligations hereunder, nothing herein shall be deemed to limit or restrict the right of the Manager or its members, officers or employees to engage in any other business or to devote time and attention to the management of other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other individual or entity.

13. The validity of this Contract and the rights and liabilities of the parties hereunder shall be determined in accordance with the laws of the State of Ohio without regard to its conflict of laws provisions, provided, however, that nothing herein shall be construed as being inconsistent with the Act.

14. A copy of the Trust's Declaration is on file with the Secretary of the State of Ohio, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Trust and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund, and the Manager shall look only to the assets of the Fund for the satisfaction of such obligations.

15. The Manager shall promptly notify the Trust of any change in the ownership or control of the Manager.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed as of the day and year first above written.

                                    SURGEONS DIVERSIFIED INVESTMENT FUND

                                    By:     /s/ Savitri P. Pai
                                        ------------------------------------
                                            Savitri P. Pai, Esq.

                                      Its:  President


                                    SURGEONS ASSET MANAGEMENT, LLC

                                    By:     /s/ Gay Vincent
                                        ------------------------------------


                                      Its:  Comptroller
                                          ----------------------------------


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